Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS
Luxembourg, March 7, 2024 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2023.
“I am pleased with our performance in 2023 as we continue to strengthen our financial position and win new business which has not fully ramped. In the face of serious market headwinds for both Business Segments, Service revenue in the Servicer and Real Estate segment was only 4% lower than 2022 and Service revenue in the Origination segment outperformed the overall market with a decline of 11% compared to a 36% decline in industrywide residential origination volume. We improved total company Adjusted EBITDA(2) by $15.7 million compared to 2022 and by $30.8 million compared to 2021,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “Turning to 2024, we believe our sales wins, enhanced margins and lower corporate costs position Altisource for strong Service revenue and Adjusted EBITDA(2) growth. Based upon our current expectations for the markets in which we operate, which assumes only a modest benefit from the post-COVID increase in foreclosure starts and 17% growth in industrywide origination volume, we are forecasting 2024 Service revenue to be in the range of $155 million to $180 million and Adjusted EBITDA(2) to be in the range of $17.5 million to $22.5 million, representing 13% to 32% Service revenue growth and an $18.4 million to $23.4 million improvement in Adjusted EBITDA(2), over 2023.”
2023 Highlights(1)
Company, Corporate and Financial:
•Improved total Company Adjusted EBITDA(2) by $15.7 million in 2023 compared to 2022 by (1) improving the Adjusted EBITDA(2) margins in the Servicer and Real Estate and Origination segments (together, “Business Segments”) to 25% in 2023 from 18% in 2022, and (2) reducing Adjusted EBITDA(2) Corporate and Others costs as a percentage of Service revenue to 26% in 2023 from 30% in 2022, primarily through efficiency initiatives and cost savings measures
•Reduced Corporate and Others Adjusted EBITDA(2) loss by $7.9 million (or 18%) to $35.1 million in 2023 compared to $43.0 million in 2022, primarily through efficiency initiatives and cost savings measures
•Amended the senior secured term loans (“SSTL”) and revolving credit facility to, among other things, extend the maturity dates to April 2025, with options to extend both to April 2026, subject to certain terms and conditions
•Generated $38.8 million in net proceeds from the sale of common stock and used $30 million to partially repay the SSTL
•Ended the year with $32.5 million of cash and cash equivalents, $15.0 million available under a revolving credit facility and $191.6 million of net debt(2)

Business Segments:
•In the face of serious market headwinds for both Business Segments, service revenue in the Servicer and Real Estate segment was only down 4% and service revenue in the Origination segment outperformed the overall market with a decline of 11% compared to a 36% decline in industrywide residential origination volume
•Improved Adjusted EBITDA(2) in the Business Segments by $7.8 million (or 30%) to $34.2 million in 2023 compared to $26.4 million in 2022
•Improved Adjusted EBITDA(2) margins in the Business Segments to 25% in 2023 from 18% in 2022 primarily through efficiency initiatives and cost savings measures
•Ended 2023 with a weighted average sales pipeline between $43 million and $53 million of estimated potential revenue on a stabilized basis based upon forecasted probability of closing (comprised of between $27 million and $33 million in the Servicer and Real Estate segment and between $16 million and $20 million in the Origination segment)
•Generated 2023 sales wins which we estimate represent potential annualized revenue on a stabilized basis of $58.4 million for the Servicer and Real Estate segment and $10.3 million for the Origination segment
Industry:
•Industrywide foreclosure initiations were 4% lower in 2023 compared to 2022 (and 31% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 8% higher in 2023 compared to 2022 (and 46% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide early-stage mortgage delinquencies (30-days late) increased by 15% and borrowers who have missed two payments (60-days past due) increased by 16% in December 2023 compared to December 2022(3)
•Industrywide mortgage origination volume decreased by 36% in 2023 compared to 2022(4)
•Industrywide seriously delinquent mortgage rate (90+ day past due and loans in foreclosure) decreased to 1.3% in December 2023 compared to 1.6% in December 2022
2023 Financial Results
Full Year 2023
•Service revenue of $136.6 million
•Loss before income taxes and non-controlling interests of $(52.3) million
•Net loss attributable to Altisource of $(56.3) million
•Adjusted EBITDA(2) of $(0.9) million
Fourth Quarter 2023
•Service revenue of $32.2 million
•Loss before income taxes and non-controlling interests of $(12.0) million
•Net loss attributable to Altisource of $(13.2) million
•Adjusted EBITDA(2) of $0.2 million

Fourth Quarter and Full Year 2023 Results Compared to the Fourth Quarter and Full Year 2022 (unaudited):

(in thousands, except per share data)	Fourth Quarter 2023	Fourth Quarter 2022	% Change	Full Year 2023	Full Year 2022	% Change
Service revenue	$32,209	$32,805	(2)	$136,565	$144,496	(5)
Loss from operations	(2,824)	(3,833)	26	(16,768)	(33,182)	49
Adjusted operating loss(2)	(269)	(545)	51	(2,282)	(21,059)	89
Loss before income taxes and non-controlling interests	(11,950)	(8,171)	(46)	(52,348)	(47,567)	(10)
Pretax loss attributable to Altisource(2)	(12,023)	(8,288)	(45)	(52,576)	(48,152)	(9)
Adjusted pretax loss attributable to Altisource(2)	(9,468)	(5,000)	(89)	(38,090)	(36,029)	(6)
Adjusted EBITDA(2)	237	593	(60)	(909)	(16,615)	95
Net loss attributable to Altisource	(13,151)	(11,344)	(16)	(56,290)	(53,418)	(5)
Adjusted net loss attributable to Altisource(2)	(10,301)	(7,234)	(42)	(41,348)	(39,057)	(6)
Diluted loss per share	(0.47)	(0.70)	33	(2.51)	(3.32)	24
Adjusted diluted loss per share(2)	(0.37)	(0.45)	18	(1.84)	(2.43)	24
Net cash used in operating activities	(4,238)	(12,595)	66	(21,833)	(44,888)	51
Net cash used in operating activities less additions to premises and equipment(2)	(4,238)	(12,595)	66	(21,833)	(45,751)	52
•Fourth quarter and full year 2023 loss before income taxes and non-controlling interests includes less than $0.1 million and $3.4 million, respectively, of debt amendment costs (no comparative amount for the fourth quarter and full year 2022). Full year 2023 loss before income taxes and non-controlling interests includes $1.1 million of other income related to the change in fair value of warrant liability (no comparative amount for the fourth quarter 2022 and the fourth quarter and full year 2022)
2024 Financial Guidance
The Company anticipates 2024 Service revenue to be in the range of $155 million to $180 million. The growth in Service revenue compared to 2023 is anticipated to be driven by the conversion of sales wins and pipeline to revenue and price increases for certain services. Adjusted EBITDA(2) is anticipated to be in the range of $17.5 million to $22.5 million. The growth in Adjusted EBITDA(2) compared to 2023 is anticipated to be driven by revenue growth, higher margins in the Business Segments and lower corporate costs.
________________________
(1)Applies to 2023 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)Based on data from Black Knight’s Mortgage Monitor reports through December 2023
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated February 20, 2024
(5)Interest expense (net of interest income) includes interest payable in cash, interest payable in kind, and amortization of debt discount and issuance costs

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Amended Credit Agreement, including the financial and other covenants contained therein, as well as our ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 8:30 a.m. EST today to discuss our fourth quarter and full year 2023 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Service revenue	$32,209	$32,805	$136,565	$144,496
Reimbursable expenses	1,875	1,881	8,273	8,039
Non-controlling interests	73	117	228	585
Total revenue	34,157	34,803	145,066	153,120
Cost of revenue	25,730	26,694	115,414	131,305
Gross profit	8,427	8,109	29,652	21,815
Operating expense (income):
Selling, general and administrative expenses	11,251	11,700	46,420	54,755
Loss on sale of business	—	242	—	242

Loss from operations	(2,824)	(3,833)	(16,768)	(33,182)
Other income (expense), net:
Interest expense	(9,549)	(5,200)	(36,103)	(16,639)
Change in fair value of warrant liability	—	—	1,145	—
Debt amendment costs	(8)	—	(3,410)	—
Other income (expense), net	431	862	2,788	2,254
Total other income (expense), net	(9,126)	(4,338)	(35,580)	(14,385)

Loss before income taxes and non-controlling interests	(11,950)	(8,171)	(52,348)	(47,567)
Income tax provision	(1,128)	(3,056)	(3,714)	(5,266)

Net loss	(13,078)	(11,227)	(56,062)	(52,833)
Net income attributable to non-controlling interests	(73)	(117)	(228)	(585)

Net loss attributable to Altisource	$(13,151)	$(11,344)	$(56,290)	$(53,418)

Loss per share:
Basic	$(0.47)	$(0.70)	$(2.51)	$(3.32)
Diluted	$(0.47)	$(0.70)	$(2.51)	$(3.32)

Weighted average shares outstanding:
Basic	28,106	16,095	22,418	16,070
Diluted	28,106	16,095	22,418	16,070

Comprehensive loss:

Comprehensive loss, net of tax	(13,078)	(11,227)	(56,062)	(52,833)
Comprehensive income attributable to non-controlling interests	(73)	(117)	(228)	(585)

Comprehensive loss attributable to Altisource	$(13,151)	$(11,344)	$(56,290)	$(53,418)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$32,522	$51,025
Accounts receivable, net of allowance for doubtful accounts of $3,123 and $4,363, respectively	11,682	12,989
Prepaid expenses and other current assets	11,336	23,544
Total current assets	55,540	87,558

Premises and equipment, net	1,709	4,222
Right-of-use assets under operating leases	3,379	5,321
Goodwill	55,960	55,960
Intangible assets, net	26,548	31,730
Deferred tax assets, net	4,992	5,048
Other assets	6,730	5,429

Total assets	$154,858	$195,268

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$30,088	$33,507
Deferred revenue	3,195	3,711
Other current liabilities	2,477	2,867
Total current liabilities	35,760	40,085

Long-term debt	215,615	245,493
Deferred tax liabilities, net	9,028	9,028
Other non-current liabilities	19,510	19,536

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 26,496 outstanding as of December 31, 2023; 16,129 outstanding as of December 31, 2022)	29,963	25,413
Additional paid-in capital	177,278	149,348
(Accumulated deficit) retained earnings	(180,162)	118,948
Treasury stock, at cost (3,467 shares as of December 31, 2023 and 9,284 shares as of December 31, 2022)	(152,749)	(413,358)
Altisource deficit	(125,670)	(119,649)

Non-controlling interests	615	775
Total deficit	(125,055)	(118,874)

Total liabilities and deficit	$154,858	$195,268

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the years ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(56,062)	$(52,833)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,392	3,440
Amortization of right-of-use assets under operating leases	1,771	2,730
Amortization of intangible assets	5,182	5,129
PIK accrual	6,881	—
Share-based compensation expense	5,068	5,050
Bad debt expense	858	885
Amortization of debt discount	3,777	661
Amortization of debt issuance costs	2,446	932
Deferred income taxes	45	1,098
Loss on disposal of fixed assets	121	10
Loss on sale of business	—	242
Change in fair value of warrant liability	(1,145)	—
Changes in operating assets and liabilities:
Accounts receivable	449	4,134
Prepaid expenses and other current assets	12,231	(1,922)
Other assets	(1,667)	341
Accounts payable and accrued expenses	(3,419)	(12,964)
Current and non-current operating lease liabilities	(1,777)	(2,911)
Other current and non-current liabilities	1,016	1,090
Net cash used in operating activities	(21,833)	(44,888)

Cash flows from investing activities:
Additions to premises and equipment	—	(863)
Proceeds from the sale of business	—	346
Other investing activities	—	(250)
Net cash used in investing activities	—	(767)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	20,461	—
Proceeds from sale of treasury stock, net of transaction costs	18,321	—
Repayments of long-term debt	(30,000)	—
Debt issuance and amendment costs	(4,886)	—
Distributions to non-controlling interests	(388)	(1,082)
Payments of tax withholding on issuance of restricted share units and restricted shares	(532)	(1,139)
Net cash provided by (used in) financing activities	2,976	(2,221)

Net decrease in cash, cash equivalents and restricted cash	(18,857)	(47,876)
Cash, cash equivalents and restricted cash at the beginning of the period	54,273	102,149

Cash, cash equivalents and restricted cash at the end of the period	$35,416	$54,273

Supplemental cash flow information:
Interest paid	$22,876	$14,962
Income taxes (refunded) paid, net	(3,775)	3,299
Acquisition of right-of-use assets with operating lease liabilities	500	920
Reduction of right-of-use assets from operating lease modifications or reassessments	(671)	(463)

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	—	(64)
Warrants issued in connection with Amended Credit Agreement	8,096	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating loss, pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, Adjusted EBITDA, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2023 and 2022, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating loss is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs, unrealized gain on warrant liability and loss on sale of business from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interest from loss

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interest, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs, unrealized gain on warrant liability and loss on sale of business from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs, unrealized gain on warrant liability and loss on sale of business from net loss attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized gain on warrant liability (net of tax), loss on sale of business (net of tax) and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized gain on warrant liability (net of tax), loss on sale of business (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Loss from operations	$(2,824)	$(3,833)	$(16,768)	$(33,182)

Intangible asset amortization expense	1,270	1,280	5,182	5,129
Share-based compensation expense	1,151	1,151	5,069	5,050
Cost of cost savings initiatives and other	127	615	1,971	1,702
Debt amendment costs	7	—	3,409	—
Unrealized gain on warrant liability	—	—	(1,145)	—
Loss on sale of business	—	242	—	242

Adjusted operating loss	$(269)	$(545)	$(2,282)	$(21,059)

Loss before income taxes and non-controlling interests	$(11,950)	$(8,171)	$(52,348)	$(47,567)

Non-controlling interests	(73)	(117)	(228)	(585)
Pretax loss attributable to Altisource	(12,023)	(8,288)	(52,576)	(48,152)
Intangible asset amortization expense	1,270	1,280	5,182	5,129
Share-based compensation expense	1,151	1,151	5,069	5,050
Cost of cost savings initiatives and other	127	615	1,971	1,702
Debt amendment costs	7	—	3,409	—
Unrealized gain on warrant liability	—	—	(1,145)	—
Loss on sale of business	—	242	—	242

Adjusted pretax loss attributable to Altisource	$(9,468)	$(5,000)	$(38,090)	$(36,029)

Net loss attributable to Altisource	$(13,151)	$(11,344)	$(56,290)	$(53,418)

Income tax provision	1,128	3,056	3,714	5,266
Interest expense (net of interest income)	9,246	4,853	34,789	15,974
Depreciation and amortization	459	740	2,392	3,440
Intangible asset amortization expense	1,270	1,280	5,182	5,129
Share-based compensation expense	1,151	1,151	5,069	5,050
Cost of cost savings initiatives and other	127	615	1,971	1,702
Debt amendment costs	7	—	3,409	—
Unrealized gain on warrant liability	—	—	(1,145)	—
Loss on sale of business	—	242	—	242

Adjusted EBITDA	$237	$593	$(909)	$(16,615)

Net loss attributable to Altisource	$(13,151)	$(11,344)	$(56,290)	$(53,418)

Intangible asset amortization expense, net of tax	1,270	1,277	5,158	5,119
Share-based compensation expense, net of tax	1,029	1,002	4,409	4,447
Cost of cost savings initiatives and other, net of tax	96	508	1,553	1,446
Debt amendment costs, net of tax	7	—	3,409	—
Unrealized gain on warrant liability, net of tax	—	—	(1,145)	—
Loss on sale of business, net of tax	—	242	—	242
Certain income tax related items	448	1,081	1,558	3,107

Adjusted net loss attributable to Altisource	$(10,301)	$(7,234)	$(41,348)	$(39,057)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Diluted loss per share	$(0.47)	$(0.70)	$(2.51)	$(3.32)

Intangible asset amortization expense, net of tax, per diluted share	0.05	0.08	0.23	0.32
Share-based compensation expense, net of tax, per diluted share	0.04	0.06	0.20	0.28
Cost of cost savings initiatives and other, net of tax, per diluted share	—	0.03	0.07	0.09
Debt amendment costs, net of tax, per diluted share	—	—	0.15	—
Unrealized gain on warrant liability, net of tax, per diluted share	—	—	(0.05)	—
Loss on sale of business, net of tax, per diluted share	—	0.02	—	0.02
Certain income tax related items, per diluted share	0.02	0.07	0.07	0.19

Adjusted diluted loss per share	$(0.37)	$(0.45)	$(1.84)	$(2.43)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,270	$1,280	$5,182	$5,129
Tax benefit from intangible asset amortization	—	(2)	(24)	(10)
Intangible asset amortization expense, net of tax	1,270	1,277	5,158	5,119
Diluted share count	28,106	16,095	22,418	16,070

Intangible asset amortization expense, net of tax, per diluted share	$0.05	$0.08	$0.23	$0.32

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,151	$1,151	$5,069	$5,050
Tax benefit from share-based compensation expense	(122)	(150)	(660)	(603)
Share-based compensation expense, net of tax	1,029	1,002	4,409	4,447
Diluted share count	28,106	16,095	22,418	16,070

Share-based compensation expense, net of tax, per diluted share	$0.04	$0.06	$0.20	$0.28

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$127	$615	$1,971	$1,702
Tax benefit from cost of cost savings initiatives and other	(31)	(107)	(418)	(256)
Cost of cost savings initiatives and other, net of tax	96	508	1,553	1,446
Diluted share count	28,106	16,095	22,418	16,070
Cost of cost savings initiatives and other, net of tax, per diluted share	$—	$0.03	$0.07	$0.09

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$7	$—	$3,409	$—
Tax benefit from debt amendment costs	$—	$—	$—	$—
Debt amendment costs, net of tax	7		3,409
Diluted share count	28,106	16,095	22,418	16,070

Debt amendment costs, net of tax, per diluted share	$—	$—	$0.15	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Calculation of the impact of unrealized gain on warrant liability, net of tax
Unrealized gain on warrant liability	$—	$—	$(1,145)	$—
Tax benefit from unrealized gain on warrant liability	—	—	—	—
Unrealized gain on warrant liability, net of tax	—	—	(1,145)	—
Diluted share count	28,106	16,095	22,418	16,070

Unrealized gain on warrant liability, net of tax, per diluted share	$—	$—	$(0.05)	$—

Calculation of the impact of loss on sale of business, net of tax
Loss on sale of business	$—	$242	$—	$242
Tax provision from loss on sale of business	—	—	—	—
Loss on sale of business, net of tax	—	242	—	242
Diluted share count	28,106	16,095	22,418	16,070

Loss on sale of business, net of tax, per diluted share	$—	$0.02	$—	$0.02

Certain income tax related items resulting from:
Foreign income tax reserves/other	448	1,081	1,558	3,107
Certain income tax related items	448	1,081	1,558	3,107
Diluted share count	28,106	16,095	22,418	16,070

Certain income tax related items, per diluted share	$0.02	$0.07	$0.07	$0.19

Net cash used in operating activities	$(4,238)	$(12,595)	$(21,833)	$(44,888)
Less: additions to premises and equipment	—	—	—	(863)

Net cash used in operating activities less additions to premises and equipment	$(4,238)	$(12,595)	$(21,833)	$(45,751)

	December 31, 2023	December 31, 2022

Senior Secured Term Loans	$224,085	$247,204
Less: Cash and cash equivalents	(32,522)	(51,025)

Net debt	$191,563	$196,179

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	2024 Financial Guidance
	Low	High

Net loss attributable to Altisource	$(36,500)	$(32,500)

Income tax provision	3,000	4,000
Interest expense (net of interest income)(5)	38,500	38,500
Depreciation and amortization	1,000	1,000
Intangible asset amortization expense	5,000	5,000
Share-based compensation expense	6,500	6,500

Adjusted EBITDA(2)	$17,500	$22,500
Note: Amounts may not add to the total due to rounding.